EXHIBIT 10.19

THIRD AMENDMENT TO

NOTE PURCHASE AGREEMENT

THIS THIRD AMENDMENT (this “Amendment”), dated as of September 30, 2002, to the Note Purchase Agreement, dated as of March 27, 1998, by and among DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP, a Delaware limited partnership (“the Purchaser”), and GARDENBURGER, INC., an Oregon corporation (the “Company”).

WHEREAS, the parties hereto have entered into the Note Purchase Agreement, dated as of March 27, 1998 (the “Agreement”), a First Amendment to Note Purchase Agreement dated as of December 23, 1999 (the “First Amendment”), and a Second Amendment to Note Purchase Agreement dated as of January 10, 2002 (the “Second Amendment”); unless otherwise defined herein, all capitalized terms used herein (including the recitals) shall have the meanings assigned to such terms in the Agreement, as amended by the First Amendment and Second Amendment and hereby;

WHEREAS, the Company has entered into a Revolving Credit and Term Loan Agreement dated as of January 10, 2002, with CapitalSource Finance LLC as a lender  and as agent (“CapitalSource”), pursuant to which, among other things, the Company refinanced its obligations under the previous Senior Credit Agreement dated December 23, 1999, between the Company and Bank of America Commercial Finance Corporation and received a credit facility with an aggregate maximum borrowing availability of $15,000,000;

WHEREAS, the Company and CapitalSource have executed a First Amendment to Revolving Credit and Term Loan Agreement dated September 30, 2002 (the “Senior Amendment”), in which the limits on the Capital Expenditures of the Company have been altered;

WHEREAS, the Company has requested the Purchaser to amend the Agreement on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants contained herein, the parties hereto agree as follows.

1.     Amendment.

Section 2D(b)(iv) of the Agreement, as amended by the Second Amendment, is hereby amended and restated to read as follows:

“(iv)        Capital Expenditures

The Company shall not permit its Capital Expenditures in the aggregate to exceed (i) $2,420,000 during the fiscal year ending on September 30, 2002, and (ii) 1,210,000 during any fiscal year thereafter.”

2.     Ratification of Agreement.

(a)   To induce the Purchaser to enter into this Amendment, the Company represents and warrants that after giving effect to this Amendment, no violation of the terms of the Agreement exist and all representations and warranties contained in the Agreement are true, correct, and complete in all material respects on and as of the date hereof except as (i) reflected in any schedule to the New Senior Credit Agreement, (ii) disclosed in the Company’s reports filed with the Securities and Exchange Commission, or (iii) disclosed to Purchaser’s representative on the Board during a meeting of the Board, and except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct, and complete in all material respects on and as of such earlier date.

(b)   Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement and the Investment Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

3.     Conditions.  This Amendment shall become effective as of the date first set forth above upon (i) the execution of the counterparts hereof by the Company and the Purchaser, and (ii) the receipt by the Purchaser of evidence of the effectiveness of the Senior Amendment.

4.     Binding on Successors and Assigns.  All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.  Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

5.     Further Assurances.  Each of the Company and the Purchaser, as the case may be, shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of the Purchaser to carry out the provisions and purposes of this Amendment.

6.     Effect of Amendment.  To the extent any terms and conditions in the Agreement shall contradict or be in conflict with any provisions of this Amendment, the provisions of this Amendment shall govern.

7.     Expenses.  All expenses of the Purchaser incurred in connection with this Amendment, including reasonable expenses of Purchaser’s counsel, will be paid by the Company.

8.     Governing Law.  This Amendment shall be governed by, and shall be construed in accordance with, the laws of the state of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York.

9.     Counterparts.  This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

10.   Consent.  Purchaser acknowledges receipt of a copy of the Senior Amendment and hereby consents to the execution thereof and consummation of the transactions contemplated thereby and acknowledges that the execution thereof and consummation of the transactions contemplated thereby are not a default or event of default under the Agreement, as amended by the First Amendment and Second Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP

By:	Dresdner Kleinwort Benson Private Equity LLC
Its:	General Partner

	By:	/s/Alex Coleman

	Its:	General Partner

GARDENBURGER, INC.

By:	/s/ Lorraine Crawford

Its:	Vice President, Finance and Corporate Controller